UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2022

CyberOptics Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-16577	41-1472057
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification Number)

5900 Golden Hills Drive

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(763)-542-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, no par value	CYBE	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on August 7, 2022, CyberOptics Corporation (“CyberOptics” or the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Nordson Corporation (“Parent”) and Meta Merger Company (“Merger Sub”), a wholly owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company (the “Merger”).

On November 3, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the internal laws of the State of Minnesota, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time on the Closing Date, Parent completed its previously announced acquisition of the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

At the Effective Time, each issued and outstanding share of common stock of CyberOptics, no par value per share (“Common Stock”), subject to certain exceptions, was automatically converted into the right to receive $54.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each stock option that was vested immediately prior to the Effective Time and each stock option that was unvested immediately prior to the Effective Time (“Unvested Stock Option”) and was held by individuals who are employees of CyberOptics immediately prior to the Effective Time but who will not be employed by the surviving corporation, Parent or any of their respective affiliates immediately following the Merger was cancelled and converted in to the right to receive an amount in cash equal to the (i) aggregate number of shares of the Company’s Common Stock subject to such stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price for such stock option.

At the Effective Time, each Unvested Stock Option that was held by individuals who remain employed by the surviving corporation and its subsidiaries or who become employed by Parent or one of its subsidiaries, in each case, as of the Effective Time, was converted into an option to acquire a number of Parent shares of common stock equal to the product of (i) the number of shares of the Company’s Common Stock subject to the option multiplied by (ii) a fraction, or equity exchange ratio, the numerator of which is the Merger Consideration and the denominator of which is the average of the volume weighted average price of a share of Parent common stock on Nasdaq Stock Market LLC (“Nasdaq”) (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Parent and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the Closing Date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options equals the exercise price for each share of the Company’s Common Stock subject to CyberOptics option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted Unvested Stock Option has substantially identical terms and conditions to those applicable to such Unvested Stock Option immediately prior to the Merger.

At the Effective Time, each restricted stock unit of CyberOptics (“Company RSU”) that was outstanding immediately prior to the effective time of the Merger became fully vested and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of the Company’s Common Stock subject to such Company RSU.

At the Effective Time, each outstanding unvested restricted stock award of CyberOptics was canceled in accordance with its terms.

The foregoing description of the Merger Agreement and transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified Nasdaq that the Merger had been completed, and requested that Nasdaq suspend trading of the Common Stock on Nasdaq and remove the Common Stock from listing on Nasdaq, in each case, at the close of business on the Closing Date. The Company also requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 to delist the Common Stock from Nasdaq and to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Closing Date, in accordance with the Company’s request, Nasdaq filed the Form 25 with the SEC.

Following the effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Common Stock.

The information set forth in the Introductory Note above and in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note above and in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note above and in Item 2.01 and Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Pursuant to the Merger Agreement, effective at the Effective Time, each of Subodh Kulkarni, Craig Gates, Vivek Mohindra, Cheryl Beranek and Cordell Hardy ceased to be directors of the Company. Additionally, effective as of the Effective Time, Jennifer McDonough and Joseph Kelley became the sole directors of the Company.

Executive Officers

Pursuant to the Merger Agreement, effective at the Effective Time, each of Subodh Kulkarni – President and Chief Executive Officer and Jeffrey A. Bertelsen - Vice President, Chief Financial Officer and Chief Operating Officer ceased to be executive officers of the Company. Following the Effective Time, the officers of the Company are as follows: Joseph Kelley, Chief Executive Officer and Chief Financial Officer, and Jennifer McDonough, Secretary.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Incorporation

At the Effective Time, the Articles of Incorporation of the Company were amended and restated as set forth in the Articles of Incorporation that are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Bylaws

Immediately after the Effective Time, the Bylaws of the Company were amended and restated as set forth in the Bylaws that are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 2, 2022, the Company held a special meeting (the “Special Meeting”) of its shareholders to approve the Merger Agreement and the transactions to be consummated thereby. As of the September 16, 2022 record date for the Special Meeting, there were 7,426,209 shares of common stock issued and outstanding and 4,786,994 shares were represented at the Special Meeting.

Each of the proposals presented were approved by the shareholders entitled to vote at the Special Meeting. As a result of shareholder approval of the proposal to approve the Merger Agreement (Proposal 1), the Company did not utilize the discretionary authority granted by shareholder approval of the proposal to approve the adjournment of the Special Meeting (Proposal 3).

1.       The proposal to adopt the Merger Agreement was approved based on the following votes:

For	4,759,725
Against	24,583
Abstentions	2,676
Broker non-votes	0

2.       The proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger was approved based on the following votes:

For	3,955,587
Against	601,546
Abstentions	229,851
Broker non-votes	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated August 7, 2022, among CyberOptics Corporation, Nordson Corporation and Meta Merger Company (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K dated August 8, 2022).

3.1	Amended and Restated Articles of Incorporation of CyberOptics Corporation.
3.2	Amended and Restated Bylaws of CyberOptics Corporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberOptics Corporation

/s/ Jennifer L. McDonough
Name: Jennifer L. McDonough
Title: Secretary

Dated: November 3, 2022